EXHIBIT 12.1

BankUnited Financial Corp
Ratio of Earnings to Combined fixed Charges and Preferred Stock Dividends

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
                                                                      FOR THE YEARS ENDED SEPTEMBER 30,
                                                   ---------------------------------------------------------------------
                                                        1998           1997           1996        1995         1994
                                                   ---------------------------------------------------------------------
                                                                              (Dollars in thousands)
Fixed charges (excluding interest on deposits)

Interest on Borrowings                                   74,112       25,824         13,832        8,456        4,951
Rent (33%)                                                  742          542            302          320          256
                                                   ---------------------------------------------------------------------
    Total Fixed Charges                                  74,854       26,366         14,134        8,776        5,207

Income before income taxed and Extraordinary items       12,366       12,632          4,243        9,981        3,607
                                                   ---------------------------------------------------------------------
Earnings                                                 87,220       38,998         18,377       18,757        8,814
                                                   =====================================================================

Total fixed charges                                      74,854       26,366         14,134        8,776        5,207
Preferred stock dividends an a pretax basis               1,448        4,661          3,460        3,536        3,016
                                                   ---------------------------------------------------------------------
    Combined fixed charges and preferred stock
       dividends                                         76,302       31,027         17,594       12,312        8,223
                                                   =====================================================================

Ration of earnings to combined fixed charges and
      preferred stock dividends                          1.14:1       1.26:1         1.04:1        1.52:1       1.07:1
                                                   =====================================================================


Fixed charges (including interest on deposits)

Interest on Deposits                                     93,431       50,136         20,791        17,849       11,344
Interest on Borrowings                                   74,112       25,824         13,832         8,456        4,951
Rent (33%)                                                  742          542            302           320          256
                                                   ---------------------------------------------------------------------
    Total Fixed Charges                                 168,285       76,502         34,925        26,625       16,551


Income before income taxed and Extraordiary items        12,366       12,632          4,243         9,981        3,607
                                                   ---------------------------------------------------------------------
Earnings                                                180,651       89,134         39,168        36,606       20,158
                                                   =====================================================================

Total fixed charges                                     168,285       76,502         34,925        26,625       16,551
Preferred stock dividends on a pretax basis               1,448        4,661          3,460         3,536        3,016
                                                   ---------------------------------------------------------------------
    Combined fixed charges and preferred stock
       dividends                                        169,733       81,163         38,385        30,161       19,567
                                                   =====================================================================

Ratio of earnings to combined fixed charges and
     preferred stock dividends                           1.06:1        1.10:1         1.02:1        1.21:1       1.03:1
                                                   =====================================================================
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